Exhibit (a)(1)(ii)


                             LETTER OF TRANSMITTAL

                                   Regarding
                                   Interests
                                      in

                           NT ALPHA STRATEGIES FUND
                  Tendered Pursuant to the Offer to Purchase
                            Dated February 8, 2005

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                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                  AT, AND THIS LETTER OF TRANSMITTAL MUST BE
             RECEIVED BY THE FUND BY, 5:00 P.M., CENTRAL TIME, ON
                 MARCH 10, 2005, UNLESS THE OFFER IS EXTENDED.
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       COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:
                           NT ALPHA STRATEGIES FUND
                        c/o The Northern Trust Company
                                P.O. Box 75986
                            Chicago, IL 60675-5986

                             Phone: (312) 557-7035
                              Fax: (312) 557-0411

Ladies and Gentlemen:

The undersigned hereby tenders to NT Alpha Strategies Fund, a diversified closed-end management investment company (the "Fund"), the interests (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated February 8, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Interests or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in
Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering unitholder in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of March 31, 2005, subject to an extension of the Offer as described in Section 7.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

                            PLEASE FAX OR MAIL TO:

                           NT ALPHA STRATEGIES FUND
                        c/o The Northern Trust Company
                                P.O. Box 75986
                            Chicago, IL 60675-5986

                          FOR ADDITIONAL INFORMATION:
                             Phone: (312) 557-7035
                              Fax: (312) 557-0411

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PART I - Name and Address
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Name: ________________________________________________________________________

Address: _____________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
Social Security No. or Taxpayer Identification No: ___________________________ Telephone Number: (___) _______________

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PART II - Amount of Interest in the Fund Being Tendered:
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      [  ] Entire amount of units of interest
      [ ] Portion of units of interest expressed as a specific dollar value. (if your account balance is reduced to less than $10,000 (the "Required Minimum Balance Number") then you shall be deemed to have tendered the entirety of your interests) $______________

      [  ] Portion of units of interest in excess of the Required Minimum
           Balance Number of Units ____________________

* The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the undersigned will be deemed to have tendered the entirety of its interest in the Fund.

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PART III. - PAYMENT
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At the time of your original application to the Fund, you were offered the opportunity to specify the method by which you would prefer to have the proceeds, from any repurchase of units, paid to you.

If you had specified payment via check, or if you made no specific payment method, then payment of these proceeds will be mailed to your address as currently reflected in the Fund's records.

If you had instead provided wire transfer instructions with your original application, then payment will be made according to those instructions as currently reflected in the Fund's records.

If you do not now wish to amend those instructions, please proceed to PART 4. If you do wish to override those original payment instructions, please indicate below whether you now want to receive payment by:

         [ ] Check (all payments will be mailed to your address as reflected in the Fund's records)

         [ ] Wire transfer (if so, check the box and complete the information below)

            Bank Name:___________________________________
            ABA Routing Number:__________________________
            Credit to:___________________________________
            Account Number:______________________________
            For further credit to:_______________________
            Name(s) on the Account:______________________
            _____________________________________________
            Account Number:______________________________

            Fund Account No. ____________________________


NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in
PART 4. (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.)

         The undersigned hereby represents and warrants that the undersigned has full power and authority to sell the Interests or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.



PART IV - Signatures

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             SIGNATURE(S) REQUIRED                       SIGNATURE(S) GUARANTEED (IF REQUIRED)
  Signature(s) of Registered Holder(s) or Agent
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Must be signed by the registered holder(s) EXACTLY      You do not need to have your signature guaranteed
as the name(s) appear(s) on the front of the            unless you are a trustee, executor, administrator,
attached cover letter. For joint owners, each           guardian, attorney-in-fact, officer of a
joint owner must sign. If signing is by an officer      corporation or other person acting in a fiduciary
of a corporation, an attorney, trustee, executor,       or representative capacity.
administrator, guardian or other person acting in
a fiduciary or representative capacity, please set
forth full title. (See Instruction 2).


The undersigned hereto hereby represents, warrants
and agrees as set forth in this Letter of
Transmittal and tenders the Interests or portion        __________________________________________
thereof indicated in this Letter of Transmittal to               Authorized Signature
the Fund pursuant to the terms of the Offer. See
Instructions 2, 3 or 4.                                 __________________________________________
                                                                   Name of Firm

Dated: __________________

Name(s): _____________________________________          __________________________________________
                                                           Address of Firm - Please Print

_____________________________________________
         (Please Print)                                 Dated: _______________________

Capacity

_____________________________________________

Address: ____________________________________

_____________________________________________
            (Include Zip Code)


Area Code and
Tel. No.

_____________________________________________

_____________________________________________
              Title, if any

Date: _______________   Phone No.: ___________

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                  SPECIAL PAYMENT INSTRUCTIONS                        SPECIAL DELIVERY INSTRUCTIONS
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        Complete ONLY if the check for the payment of         Complete ONLY if the check for the payment
        the purchase price of the Interests or portion        of the purchase price of the Interests or
        thereof is to be issued in a name that differs        portion thereof is to be mailed to an
        from the name on the surrendered                      address other than the address reflected
        certificate(s). Issue check to:                       above. Mail to:

        Name:                                                 Name:
        _______________________________________________       ___________________________________________
        Address:                                              Address:
        ______________________________________________        ___________________________________________

        _______________________________________________       ___________________________________________
        (Please also see instructions regarding
        signature guarantee)
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             INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL
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1. Method of delivery.

         You will not receive the check for payment of the purchase price of the Interests unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Fund and any required accompanying evidences of authority. This Letter of Transmittal must be sent or delivered to NT Alpha Strategies Fund c/o The Northern Trust Company, P.O. Box 75986, Chicago, IL 60675-5986. The method of delivery of all documents is at the election and risk of the Unitholder. If delivery is by mail, it is recommended that you use registered mail, insured, return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

2. Guarantee of Signatures.

         If this Letter of Transmittal is signed by the Unitholder of the Interests or portion thereof surrendered herewith for redemption and payment of the purchase price for the Interests or portion thereof is to be made directly to such Unitholder, then no signature guarantee is required. In all other cases, Letters of Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act. If the section entitled "Special Payment Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution").

3. Signatures on Letter of Transmittal.

         If this Letter of Transmittal is signed by the registered holder(s) of the Interests or portions thereof, the signature(s) must correspond with the name(s) as printed in this Letter of Transmittal, without alteration, enlargement or any change whatsoever.

         If the Interests or portions thereof are held by two or more joint holders, all such holders must sign this Letter of Transmittal.

         If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal, the appropriate boxes on the Letter of Transmittal should be completed.